CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated August 24, 2017 with respect to the consolidated financial statements, financial statement schedule, and internal control over financial reporting of Telenav, Inc. included in the Annual Report on Form 10-K for the year ended June 30, 2017, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference of the aforementioned reports in this Registration Statement.

/s/ GRANT THORNTON LLP
San Jose, California
August 24, 2017